Exhibit 10.17

FIRST AMENDMENT
TO THE
SETTLEMENT AGREEMENT

This FIRST AMENDMENT TO THE SETTLEMENT AGREEMENT, dated as of November 7, 2008 (this “Amendment”), by and between Capstone Business Credit, LLC (“CBC”), Capstone Capital Group I, LLC (“CCG”, and with CBC, “Capstone”) and Harbrew Imports, Ltd. (the “Borrower”).

WHEREAS, Capstone and the Borrower are parties to a Settlement Agreement dated as of August 21, 2008 (as amended, restated, modified or supplemented and in effect from time to time, the “Settlement Agreement”).

WHEREAS, pursuant to the Settlement Agreement, Borrower delivered its Promissory Note to Capstone in the principal amount of $1,350,000 (the “Promissory Note”).

WHEREAS, Capstone and the Borrower desire to amend the Settlement Agreement and to amend and restate the Promissory Note;

WHEREAS, pursuant to certain Guarantees dated January 22, 2007, as reaffirmed by the Reaffirmation of Guarantees dated October 31, 2007 (the “Guarantees”), Richard DeCicco (“Guarantor”) irrevocably and unconditionally guaranteed all of the obligations of Borrower under the Financing Agreements; and

WHEREAS, capitalized terms which are used herein without definition and which are defined in the Settlement Agreement shall have the same meanings herein as in the Settlement Agreement;

NOW, THEREFORE, in consideration for the agreements, covenants and representations contained herein, and other good and valuable consideration, the receipt and sufficiency is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendment to Settlement Agreement.

(a) Section 1(a) of the Settlement Agreement is hereby deleted in its entirety, and in its place and stead, the following shall be inserted:

“(a) In payment under the Financing Agreements, and in settlement of the Capstone Claim, Borrower shall deliver to Capstone $2,664,406.04 in readily available funds (the “Settlement Payment”), which shall be paid by Borrower to Capstone as follows:

(i) $2,664,406.04 (the “Payment Balance”) shall be paid on or before August 21, 2009, TIME BEING OF THE ESSENCE (the “Settlement Payment Due Date”). Borrower shall execute and deliver its Amended and Restated Secured Promissory Note with respect to the Payment Balance, to Capstone. The Amended and Restated Secured Promissory Note shall be secured by the Collateral (as defined in the PO Financing Agreement and the Factoring Agreement).”

(b) Section 1(e) of the Settlement Agreement shall be deleted in its entirety, and in its place and stead, the following shall be inserted:

“(e) From the date of this Agreement until the Settlement Payment Date (the “Interim Factoring Period”) Borrower shall submit all of its Account Receivables (as defined in the Factoring Agreement) to CBC for collection only, and not for factoring under the Factoring Agreement (the “Interim Receivables”). Fifty percent (50%) of the aggregate amount of funds collected by CBC with respect to the Interim Receivables, less any fees or expenses incurred by CBC in connection therewith, (the “Interim Receivables Collection Amount”) shall be credited against (i) interest payable under the Promissory Note, as amended, and (ii) the Payment Balance, and 50% of the Interim Receivables Collection Amount shall be paid to Borrower. For the purposes of this Agreement, the Assigned Receivables shall not be deemed to be, and shall not be included in the Interim Receivables.”

(c) The following new Section 1(i) shall be inserted immediately following Section 1(h) of the Settlement Agreement:

“(i) Notwithstanding anything to the contrary contained in this Settlement Agreement, the Amended and Restated Secured Promissory Note, the PO Financing Agreement or the Factoring Agreement, upon and after Borrower’s receipt of aggregate gross proceeds of $5,000,000 in connection with its issuance of its 8% Secured Convertible Notes and Warrants to purchase Common Stock pursuant to its Private Placement Memorandum dated November 23, 2008 (the “Private Placement”), (A) the sum of $500,000 shall within two days of Borrower’s receipt thereof be remitted to Capstone in readily available funds, to pay down the Amended and Restated Secured Promissory Note, and thereafter (B) 10% of the aggregate gross proceeds in excess of $5,000,000 received by Borrower in connection with the Private Placement shall, within two days of Borrower’s receipt thereof, be remitted to Capstone, in readily available funds, to pay down the Amended and Restated Secured Promissory Note.”

SECTION 2. Effectiveness. This Amendment shall become effective upon the execution and delivery of this Amendment by Capstone and the Borrower.

SECTION 3. Representations and Warranties. The parties hereby represents and warrants to each other as follows:

(a) Authority, Etc. The execution and delivery by such party of this Amendment and the performance by such party of all of its agreements and obligations under the Settlement Agreement as amended hereby are within the authority of such party and have been duly authorized by all necessary action on the part of such party.

(b) Enforceability. The Settlement Agreement as amended hereby constitutes the legal, valid and binding obligation of such party, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights.

SECTION 4. Affirmation of the Guarantees. Guarantor hereby reaffirms each of the Guarantees and all of Guarantor’s obligations arising under each of the Guarantees.

SECTION 5. Miscellaneous Provisions.

(a) Except as otherwise expressly provided by this Amendment, all of the terms conditions and provisions of the Settlement Agreement are confirmed and ratified in all respects. It is declared and agreed by each of the parties hereto that the Financing Agreements, the Guarantees, and the Settlement Agreement, as amended hereby, shall continue in full force and effect, and that this Amendment and the Settlement Agreement shall be read and construed as one instrument.

(b) THIS AMENDMENT SHALL BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF SAID STATE, WITHOUT REFERENCE TO CONFLICTS OF LAW PRINCIPLES.

(c) The Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

(d) Headings or captions used in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the day first above written.

HARBREW IMPORTS, LTD

By:	/s/ Richard J. DeCicco
Name: Richard J. DeCicco
Title:

CAPSTONE BUSINESS CREDIT, LLC

By:	/s/ Joseph Ingrassia
Name: Joseph Ingrassia
Title: Managing Member

CAPSTONE CAPITAL GROUP I, LLC

By:	/s/ Joseph Ingrassia
Name: Joseph Ingrassia
Title: Managing Member

Section 4 Agreed to:

/s/ Richard J. DeCicco
Richard DeCicco